For Immediate Release



San Diego, California, March 4, 2002: EQUIDYNE CORPORATION (AMEX: IJX) today announced that its 2002 Annual Meeting of Stockholders will be held on May 28, 2002. Holders of record of the Company's common stock at the close of business on April 4, 2002 will be entitled to notice of and to vote at the Annual Meeting, and will be mailed a proxy statement. The deadline by which shareholder proposals must have been submitted in order to be included in the proxy statement for the Annual Meeting has passed. The date after which notice of a shareholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely under the advance notice provisions of the Company's By-Laws will be March 15, 2002.

About the Company:

Equidyne Corporation (www.equidyne.com), through Equidyne Systems, Inc., a wholly-owned subsidiary based in San Diego, California, is focused on becoming the worldwide leader in needle-free drug delivery systems for subcutaneous injections. The INJEX(TM) needle-free injector is a compact, uncomplicated device that delivers a virtually painless injection through the skin in a fraction of a second, and eliminates needle stick and disposal problems. The INJEX(TM) System is a comfortable, economical alternative to delivering medications using conventional needle injections.

CONTACT:

        Jeffrey Weinress
        Equidyne Corporation
        (858) 451-7001

        Mark Wachs
        Mark Wachs and Associates
        (212) 832-2800